Exhibit 32.1
Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of SUPERVALU INC. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarterly fiscal period ended December 5, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company for the period and as of the dates covered thereby.

Date: January 13, 2016	/s/ SAM DUNCAN
Sam Duncan Chief Executive Officer and President